UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2005

THE BOYDS COLLECTION, LTD.
(Exact name of registrant as specified in its charter)

Maryland		52-1418730
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 South Street

McSherrystown, Pennsylvania 17344
(Address of registrant’s principal executive office)

(717) 633-9898
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 3, 2005, The Boyds Collection, Ltd. (the “Company”) entered into a letter agreement with Farallon Capital Management, LLC and Canyon Capital Advisors LLC pursuant to which such entities issued a commitment to provide the Company with senior secured debt financing in an aggregate principal amount of up to $65,000,000 for the purpose of refinancing its existing credit facility, providing working capital, paying fees and expenses incurred in connection with the transaction, and for general corporate purposes. The commitments under the letter agreement are subject to several conditions precedent, including the preparation and execution of mutually acceptable loan documentation incorporating the terms and conditions of the debt financing outlined in the letter agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boyds Collection, Ltd.

By:	/s/ Joseph E. Macharsky
Name:	Joseph E. Macharsky
Title:	Chief Financial Officer

Dated: February 4, 2005